
School Specialty®

2018 Q1 Investor Update

May 9, 2018

2018 Key Business Objectives

School Specialty

Achieve Organic Revenue Growth

- 21st Century Safe School Value Proposition
- Continued implementation of the Team-Sell model
- Leverage momentum in the Furniture, I&I and Science categories; improve AV Tech assortment; optimize pricing; strengthen digital marketing and social media presence; capitalize on favorable YOY industry dynamics.
- Build on strengthening relationships at the Superintendent and School Board level.
- *Strong momentum in all areas*

Complete Key Platform Investments

- New IBM ecommerce site, phone systems, product information management systems, Salesforce.com, OI (furniture design & quoting), TMS (transportation management system)
- Leverage technology enhancements into the sales, marketing and merchandising channels
- *All projects in progress and proceeding according to plan*

Process Excellence

- Complete / sustain key projects to achieve cost savings; improve the efficiency and effectiveness of core business processes; and improve the customer experience
- Key projects: F&E Value Stream Optimization; Order Processing; Fulfillment Center operating metrics, including Amazon fulfillment, returns, dock-to-stock, FIFO adherence, etc.
- *PE project pipeline is strong; enabling overall SG&A improvements despite cost pressures in fulfillment center wages and transportation.*

Complete the TL Integration

- Consolidate fulfillment into the Nashua distribution center and absorb core overhead functions
- Invest in the TL product line; heightened focus on product development efforts
- Integrate sales to achieve synergies with I&I to broaden reach and increase revenue
- *Integration complete; experiencing initial selling synergies as evidenced by sales strength in core I&I products.*

Increase Investor Awareness & Improve Liquidity

- Following YE results, aggressive program launched to increase liquidity in our shares
- Focus on attracting new investors, generating coverage, preparing for Up-List
- *Substantial progress made in Q1; shareholder threshold achieved, uplist process underway.*

Q1 2018 – Key Updates

Momentum Building with Key Areas of Success Heading into Peak Season

First Quarter revenue up $2.2M or 2.2%, driven by Triumph Learning ("TL") acquisition. Bookings momentum improving substantially through early May; 2018 overall growth objectives intact

- Through the first 5 weeks, Q2 overall bookings (excluding TL) are up in excess of 19%, ***bringing the YTD overall booking trend to +5% YOY.***
- During this 5-week period, we have seen ***considerable strength in Supplies (+21%) and Furniture (+34%).*** YTD Supplies bookings are tracking consistent with growth plan; Furniture is ahead of plan driven by significant growth in projects.
- Instruction & Intervention bookings are behind plan YTD; however, mix has been favorable as our high margin, anchor products such as Wordly Wise and Spire are performing well; we expect momentum to improve in Q2/Q3.
- AV Tech bookings YTD are modestly ahead of plan; Agenda product category performing consistent with plan.
- Science Curriculum is performing slightly below expectations; the limited amount of adoption activity in 2018 and the exceptionally strong finish to 2017 are weighing on near-term growth opportunities. Competitive position of product line remains strong.

Balanced strength across our core customer base

- Larger districts (Tiers 1-4) are essentially flat YTD from an overall bookings perspective (-1%), but this is entirely driven by shifts in furniture project activity; ***excluding furniture projects Tiers 1-4 are up nearly 7%.***
  - We are experiencing strength in a number of large districts in Texas and California as a result of effective strategic account management initiatives.
- In 2017, the smaller districts (Tiers 5-8) were an area of weakness. ***YTD bookings in Tiers 5-8 are up 11.4%*** and furniture projects are driving strong growth; excluding furniture projects, this segment of customers is down 2.0%. Furniture projects are a key gateway to expanding relationships within districts and penetrating other categories.
- ***8 of 13 sales regions are showing positive YOY transactional booking trends*** (excluding Furniture projects and Science Curriculum).

(1) Based on 2018 YTD booked sales; Public School district related sales excluding Science Curriculum unless otherwise noted.

Q1 2018 – Key Updates

Momentum Building with Key Areas of Success Heading into Peak Season

Other key growth initiatives showing progress

- Bookings with Channel Partners (etailers) and through other funding organizations such as Adopt-A-Classroom and Donors Choose are showing strong double-digit growth YTD through April.
- Safety & Security products continue to build momentum; YTD April bookings are up YOY in excess of 20%. Funding specifically directed to School Safety & Security is growing and this bodes well for the balance of 2018 and subsequent years.
- Sales of key SSI brands within the Supplies category, such as School Smart, Sax, Sportime, Abilitations, and Frey, among others, are showing growth.
- The "Embedded Market Basket" concept of the new pricing strategy is beginning to resonate with customers. This subset of 300+ sharply priced items in the sub-categories -- *Basic Supplies, Jan/San, Office Supplies, Paper and Writing Instruments* -- has seen collective quantity increases of approximately 7% YTD April.
  - More competitive pricing in these areas is intended to deepen / expand customer relationships and enable penetration of other proprietary or higher margin product categories.

Operations performing effectively & cost structure improvements continue

- TL Integration is complete. Product fulfillment has been relocated to Nashua facility; system conversion is complete; the NY office has been relocated and the sales team has been integrated.
- Key fulfillment center operating metrics such as *Order Cycle Time, On-Time Order %, Fill Rates, and Complete Order Rates* performing consistent with expectations.
- Direct Labor costs in the fulfillment centers is running slightly favorable to plan and within 17 bps of PY, despite anticipated wage rate increases associated with a tightening labor market.
- Overall, SG&A (normalized for ASC 606 impact) is running approximately 3% favorable to plan; variable SG&A is consistent with plan and fixed SG&A is about 4% favorable to plan.
- Transportation is a key area of cost pressure; however, YTD Q1 expense is in-line with expectations.

Q1 2018 – Key Updates

Momentum Building with Key Areas of Success Heading into Peak Season

Progress towards shareholder liquidity initiatives

- During March and April, SSI management engaged in more than 30 investor meetings, teach-ins and presentations.
- On April 9th, the Company presented at the MicroCap conference in New York and is scheduled to present at the LD Microcap Conference in California in June.
- For the 16 weeks prior to the 2017 Year End conference call, the average weekly trading volume was approximately 11,500 shares.
- In the 7 weeks since the 2017 Year End conference call, average weekly trading volume has been approximately 23,100 shares, excluding the 100,000 share block trade on April 12th.
- According to a Shareholder Count Analysis provided by AST Ownership Intelligence, the Company now has approximately 360 round lot shareholders, 2X the count previously provided the week of March 12th and above the 300 round lot holder threshold required by Nasdaq.
- The Company has begun the process to execute an up-listing to Nasdaq and expects that it can complete that process in 60-90 days.

Management remains focused on increasing shareholder value and improving the liquidity of our stock.



Financial Update

Fiscal Year 2018 – First Quarter Financial Review

2018 1st Quarter Income Statement Summary			
	FY18 Actual	FY17 Actual	Variance
Revenue	$99.3	$97.1	$2.2
Gross Profit	$36.1	$34.5	$1.6
Gross Margin %	36.4%	35.6%	80 bps
Selling, General and Administrative Expenses	$57.1	$47.5	$9.6
Operating Income (Loss)	$(21.3)	$(13.1)	$8.2
Adjusted EBITDA (Loss)	$(12.0)	$(7.0)	$5.0

2018 1st Quarter Revenue by Product Category			
	FY18 Actual	FY17 Actual	Variance
Supplies	$53.4	$58.1	$4.7
Furniture	$23.9	$22.6	$1.3
Instruction & Intervention	$12.5	$6.2	$6.3
AV Tech	$4.3	$4.8	$0.5
Agendas	$0.2	$0.3	$0.1
Science	$4.7	$5.2	$0.5

Revenue of $99.3 million in Q1 2018 vs. $97.1 million in Q1 2017, up $2.2 million or 2.2%.

- Distribution segment revenues grew by $2.7 million or 2.9% YOY in Q1 2018. The Company's Instruction & Intervention ("I&I") product category accounted for the bulk of the segment's growth as revenues increased by $6.3 million or 102.5%, which included $7.0 million in revenues associated with the Triumph Learning acquisition. Timing of orders had a negative impact on Q1 revenues; trend has reversed in Q2.
  - Distribution orders strengthened throughout Q1 and more significantly Q2 to date; YTD booking up 7%+.
- Based on current order trends, Distribution segment on track to deliver 2018 revenue consistent with guidance.
- Curriculum segment revenues decreased, as expected, by $0.5 million or 9.8% YOY in Q1 2018, due to limited state science adoption-related opportunities and the strong close to 2017 (Q4 2017 revenue up 77.9%).

Gross Margin of 36.4% in Q1 2018 vs. 35.6% in Q1 2017.

- Distribution segment gross margin increased by 60 bps to 35.9% vs. 35.3%, primarily due to favorable product mix driven by increased revenue in the I&I segment.
- Curriculum segment gross margin improved by 620 bps to 46.7% vs. 40.5%, due primarily to lower product development amortization in Q1 2018 and favorable cost variances.

Fiscal Year 2018 – First Quarter Financial Review

SG&A expense of $57.1 million in Q1 2018 vs. $47.5 million in Q1 2017, an increase of $9.6 million.

- The adoption of ASC 606 resulted in a $4.2 million acceleration of catalog expenses in Q1 2018; this is timing-related as ASC 606 will not impact full-year catalog expense. Aside from this, we expect catalog expense to decrease in 2018.
- The Triumph Learning acquisition drove approximately $4.5 million of incremental SG&A costs in Q1 2018; approx. $1.3 million of the TL SG&A costs are non-recurring integration costs, which was completed in March.
- Depreciation and amortization was $2.1 million higher YOY.
- Remaining SG&A costs were down $1.2 million YOY. Increases in compensation-related costs and freight costs, due to increasing rates, have been offset by our continued efforts to manage and reduce costs through our Process Excellence initiatives.
- *SG&A is trending in line with expectations for the FY 2018.*

Operating loss of $21.3 million in Q1 2018 vs. operating loss of $13.1 million in Q1 2017 / Net loss of $24.7 million in Q1 2018 vs. net loss of $16.8 million in Q1 2017.

Interest expense of $3.5 million in Q1 2018 was down $0.6 million or 24.6%, from Q1 2017.

- The Company's Q2 2017 refinancing of its Term Loan and ABL facilities resulted in a lower effective interest in the current year.
- Cash interest of $2.6 million in Q1 is down 13% YOY.

Adjusted EBITDA loss of $12.0 million vs. Adjusted EBITDA loss of $7.0 million.

- The adoption of ASC 606 has negatively impacted Q1 2018 EBITDA by $4.1 million; the impact is timing-related and full year impact is expected to be relatively neutral.
- Performance is trending in line with expectations considering the timing shift of incoming orders; full year 2018 Adjusted EBITDA outlook remains consistent with guidance range.

Free Cash Flow of -$39.7 million in Q1 2018; down $6.2 million from Q1 2017.

- The YOY reduction in Q1 free cash flow was consistent with expectations; related to entering into 2018 with higher accounts payable balances as compared to 2017.
- Adjusted EBITDA, Capex/Product Development and Working Capital outlook for the balance of 2018 support attainment of FCF objectives for 2018.

Working Capital Analytics / Other Cash Flow Drivers

	Q1 2018 Actual	Q1 2017 Actual	Q1 2016 Actual	Q1 2015 Actual (1)
Accounts Receivable	$54.3	$54.5	$51.4	$50.1
Inventories	$102.2	$98.1	$92.4	$87.8
Deferred Catalog Costs	$ -	$9.0	$9.4	$8.7
Prepaid Expense and Other Current Assets	$16.4	$13.1	$17.1	$19.0
Accounts Payable	$34.5	$36.8	$39.8	$26.5
Other Current Liabilities	$21.5	$17.5	$19.8	$19.0
Net Working Capital	**$116.8**	**$120.4**	**$110.7**	**$120.1**
NWC (% of TTM Revenue)	**17.7%**	**18.3%**	**17.3%**	**19.3%**
Days Sales Outstanding (DSO)	49.7 Days	51.1 Days	50.0 Days	49.8 Days
Days Inventory on Hand (DIOH)	147.3 Days	142.7 Days	144.3 Days	139.5 Days
Days Payable Outstanding (DPO)	49.8 Days	53.5 Days	62.2 Days	42.2 Days
CAPEX	**3.4**	**3.2**	**1.7**	**4.1**
Product Development	**1.2**	**0.5**	**0.7**	**1.5**
Cash Interest	**2.6**	**3.0**	**10.9**	**13.8**

- Accounts Receivable down by $0.2M despite modestly higher revenue.
- Inventory increase of $4.1M includes approximately $2.3M of TL product inventory. Inventory receipts slightly ahead of PY (particularly imported items) is driving the remaining increase.
- ASC 606 resulted in lower working capital balances in Q1 2018 of $6.8M (further discussed on separate page).
- Capex of $3.4M consistent with plan; on track for full year investment of approximately $14.1 million.
- Product development investment in line with plan; spending increase due to expanded I&I product portfolio and investment to support 2019 science adoption opportunities.

(1) Represents the three fiscal months ended March 28, 2015

Capitalization Summary

($'s in millions)	Q1 2018 Actual	Q1 2017 Actual	Q1 2016 Actual	Q1 2015 Actual (2)
Cash and Cash Equivalents	$10.3	$5.6	$7.9	$8.6
ABL Facility, maturing in 2022	$27.3	$8.7	$11.6	$23.7
Term Loan, maturing in 2022	$113.3	$117.4	$130.3	$142.7
Total 1st Lien Debt	**$140.6**	**$126.1**	**$141.9**	**$166.4**
Deferred Cash Payment Obligations (PIK Notes)	$23.4	$20.4	$18.9	$17.6
Total Debt	**$164.0**	**$146.5**	**$160.8**	**$184.0**
Net Debt (Total Debt – Cash and Cash Equiv.)	***$153.7***	***$140.9***	***$152.9***	***$175.4***
Equity Market Capitalization	$117.3	$100.0	$100.0	$99.5
Enterprise Value ("EV")	**$271.0**	**$240.9**	**$252.9**	**$274.9**
LTM Adjusted EBITDA (1)	**$52.2**	**$49.6**	**$45.8**	**$41.6**
EV / LTM Adj. EBITDA	5.2x	4.9x	5.5x	6.6x
GAAP Total Debt Reconciliation:				
Total Debt from above	$164.0	$146.5	$160.8	$184.0
Term Loan Original Issue Discount	---	$(1.3)	$(1.7)	$(2.2)
Unamortized Term Loan Debt Issue Costs	$(3.0)	$(3.0)	$(4.3)	$(5.4)
GAAP Total Debt	**$161.0**	**$142.2**	**$154.8**	**$176.4**

Total Net Debt Increase Driven by:

a) $19.4M related to TL acquisition
b) $4.0M related to refinancing fees
c) $3.0M additional PIK note interest

ABL and Term Loan Facilities:

a) Outstanding balance on ABL $27.3M at 3/31/18
b) Gross excess availability of $49.2M (borrowing base availability + cash) compared to a minimum excess availability requirement of $12.5M, indicating an availability cushion of ~$36.7M
c) As of April 1, 2018, excess availability increased by $16.2M (availability cushion of ~$52.9M).
d) Term Loan balance at Q1 reflects $110.0M original balance + $14.0M delayed draw for TL acquisition reduced by $10.7M of principal repayments.

Q1 Financial Covenants:

a) Net total leverage ratio of ~2.8X vs. a covenant of 4.0X
b) Fixed cost coverage ratio of ~2.4X vs. a covenant of 1.4X
c) Sufficient covenant "cushion"

- Strong Balance Sheet and Financial Flexibility Through Debt Refinancing.
- ***12.4% reduction in reported net debt over past three years***, despite funding an acquisition in 2017 entirely with debt.
- Anticipate further deleveraging based on free cash flow outlook.

(1) For comparability purposes, Q1 2018 Adjusted EBITDA is prior to the impact of the adoption of ASC 606. LTM Q1 2018 Adjusted EBITDA after impact of ASC 606 is $48.2 million.
(2) Balance sheet items reference March 28, 2015; LTM items reference the 12 fiscal periods ending March 28, 2015.

Direct Cash Flow Calculations

School Specialty

	3 Months Ended			
(amounts in thousands)	March 31, 2018		April 1, 2017	
Adjusted EBITDA	$	(12,012)	$	(7,033)
Capex		(3,426)		(3,241)
Prod Dev		(1,229)		(546)
Unrealized FX (gain) loss		3		18
Other		(2,192)		(641)
Change in WC		(18,294)		(18,992)
Unleveraged free CF	$	(37,050)	$	(30,435)
Cash Interest		(2,635)		(3,046)
Cash Taxes		(18)		(36)
Leveraged free CF	$	(39,703)	$	(33,517)
GAAP CF				
Operating		(35,148)		(29,730)
Investing		(4,555)		(3,787)
	$	(39,703)	$	(33,517)

Impact of the Adoption of ASC 606

Income Statement Impact:

($'s in millions)	Q1 2018 Prior to Adoption of ASC 606	ASC 606 Adjustments	Q1 2018 as Reported
Revenues	$98.6	$0.7	$99.3
Cost of revenues	$62.7	$0.5	$63.2
Gross profit	$35.9	$0.2	$36.1
SG&A	$52.9	$4.3	$57.1
Operating Profit	$(17.1)	$(4.3)	$(21.3)
Loss before tax benefit	$(20.8)	$(4.1)	$(24.8)
Tax benefit	$(5.2)	$(1.0)	$(6.2)
Net loss	$(15.6)	$(3.0)	$(18.7)
Adjusted EBITDA	$52.2	$(4.1)	$48.2

Balance Sheet Impact:

($'s in millions)	Q1 2018 Prior to Adoption of ASC 606	ASC 606 Adjustments	Q1 2018 as Reported
Assets:			
Accounts Receivable	$53.8	$0.5	$54.3
Inventories, net	$104.2	$(2.0)	$102.2
Deferred catalog costs	$7.4	$(7.4)	$ -
Prepaid & other current assets	$12.8	$2.6	$15.4
Deferred tax	$8.4	$1.0	$9.4
Liabilities:			
Contract liabilities (formerly deferred revenue)	$3.0	$2.1	$5.1
Other accrued liabilities	$10.7	$(0.7)	$10.0
Equity:			
Accumulated deficit	$(28.9)	$(6.7)	$(35.6)

- Adoption of ASC 606 impacts the timing of revenue recognition and the timing of catalog expense. **Adoption of ASC 606 is not expected to have a material impact on the Company's 2018 full year revenue, SG&A, EBITDA, or cash flow. As such, the Company is not modifying its guidance as a result of adopting ASC 606.**
- The most significant impact on year-over-year comparability is in catalog expense and deferred catalog costs. While ASC 606 will not impact the Company's annual catalog expense, the new standard does:
  - Impact the YOY quarterly comparative to catalog costs. Q1 and Q4 catalog expense in 2018 will increase over PY, while Q2 and Q3 catalog expense in 2018 will show offsetting decreases vs. PY comparable quarters.
  - Result in certain balance sheet reclassifications as described in Footnote 4 of the Company's 10Q filed on 5/9/18.

2018 Outlook: Significant Top- and Bottom-Line Improvements

2017 Actual vs. 2018 Outlook 2018 Outlook Reaffirmed			
($'s in millions)	FY17 Actual	FY18 Outlook	Variance
Revenue	$658.4	$680 - $695	3.3% – 5.6% YOY growth
Gross Profit	$243.2	$252 - $261	~$9M – $18M YOY improvement
Gross Margin %	*36.9%*	*37.0% - 37.6%*	Up to a 70 bps improvement
Variable SG&A %	*7.9%*	*~7.7%*	Productivity improvements offset transportation / wage inflation
SG&A Expenses *SG&A (as a % of revenue)*	$218.0 *33.1%*	$223 - $227 *~32.7%*	Increase on a $ basis; modest improvement as a % of revenue
EBIT *Operating Margin*	$24.9 *3.8%*	~$32 *~4.7%*	YOY EBIT improvement of ~$7M; a 28% improvement
Adjusted EBITDA *Margin %*	$53.1 *8.1%*	$55 - $60 *~8.4%*	YOY EBITDA improvement anticipated to be $2M – $7M; 8.3% increase in Adj. EBITDA at the mid-point of range

- Targeting 2.5% organic growth; full year impact of TL expecting to boost top-line by 2.8%.
- Modest decline in Curriculum (Core Science); limited adoptions and timing offset to stronger than expected 2017.
- PD amortization in COGS expected to be $6.3M; mix expected to drive modest overall GM improvement, offsetting margin pressure in commodity categories.
- SG&A increase directly related to TL acquisition; impact mitigated by cost reductions in other areas.
  - Depreciation & Amortization expected to increase ~ $1M; restructuring costs to decline by $3M.
  - Variable SG&A improvement driven by productivity improvements and absorption of TL fulfillment; offsetting freight rate increases and modestly higher fulfillment center wage rates.
  - Overall incentive compensation would be expected to increase $3M - $5M based on range of outlook.
- Net income to increase based on the combination of growth in EBIT and a $5M - $6M reduction in interest expense.
- CAPEX and Product Development investments expected to be $14.1M and $7.0M, respectively. PD increase directly related to increased investment in supplemental instruction area (TL) and work to support strong Science adoption market in 2019.
- Leveraged FCF Outlook for 2018 is approximately $23.8 million



Appendix

Consolidated Statement of Operations

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended	
	March 31, 2018	**April 1, 2017**
Revenues	$ 99,287	$ 97,110
Cost of revenues	63,166	62,586
Gross profit	36,121	34,524
Selling, general and administrative expenses	57,138	47,468
Facility exit costs and restructuring	311	173
Operating loss	(21,328)	(13,117)
Other expense:		
Interest expense	3,506	4,050
Loss before benefit from income taxes	(24,834)	(17,167)
Benefit from income taxes	(6,156)	(392)
Net loss	$ (18,678)	$ (16,775)
Weighted average shares outstanding:		
Basic	7,000	7,000
Diluted	7,000	7,000
Net Loss per Share:		
Basic	$ (2.67)	$ (2.40)
Diluted	$ (2.67)	$ (2.40)

	March 31, 2018	**April 1, 2017**
Adjusted EBITDA reconciliation:		
Net loss	$ (18,678)	$ (16,775)
Benefit from income taxes	(6,156)	(392)
Purchase accounting deferred revenue adjustment	373	-
Restructuring costs	311	173
Restructuring-related costs incl in SG&A	1,298	894
Depreciation and amortization expense	5,458	3,326
Amortization of development costs	1,304	1,111
Net interest expense	3,506	4,050
Stock-based compensation	572	580
Adjusted EBITDA	$ (12,012)	$ (7,033)

Condensed Consolidated Balance Sheet

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Amounts)

	March 31, 2018	April 1, 2017
ASSETS		
Current assets:		
Cash and cash equivalents	$ 10,276	$ 5,586
Accounts receivable, less allowance for doubtful accounts	54,300	54,486
Inventories, net	102,232	98,146
Deferred catalog costs	-	8,950
Prepaid expenses and other current assets	15,425	11,923
Refundable income taxes	958	1,219
Total current assets	$ 183,191	$ 180,310
Property, plant and equipment, net	32,465	29,498
Goodwill	26,842	21,588
Intangible assets, net	36,164	34,148
Development costs and other	16,158	12,941
Investment in unconsolidated affiliate	-	-
Total assets	$ 304,175	$ 278,672

	March 31, 2018	April 1, 2017
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 30,400	$ 8,753
Accounts Payable	34,544	36,782
Accrued compensation	4,423	4,405
Contract liabilities	5,113	2,099
Accrued royalties	1,946	460
Other accrued liabilities	10,048	10,577
Total current liabilities	86,474	63,076
Long-term debt - less current maturities	130,489	133,460
Other liabilities	785	167
Total liabilities	217,748	196,703
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,000,000 shares outstanding	7	7
Capital in excess of par value	123,655	121,429
Accumulated other comprehensive loss	(1,661)	(1,739)
Total stockholders' equity	86,427	81,969
Total liabilities and stockholders' equity	$ 304,175	$ 278,672

Condensed Consolidated Statement of Cash Flows

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	March 31, 2018	April 1, 2017
Cash flows from operating activities:		
Net income	$ (18,678)	$ (16,775)
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	5,458	3,326
Amortization of development costs	1,304	1,111
Amortization of debt fees and other	269	536
Unrealized foreign exchange (gain) loss	3	18
(Gain) / loss on disposal of assets	(20)	
Share-based compensation expense	572	580
Deferred taxes	(6,364)	(2)
Non-cash interest expense	602	468
Changes in current assets and liabilities:		
Accounts receivable	14,919	7,254
Inventories	(26,540)	(24,497)
Deferred catalog costs	-	(3,714)
Prepaid expenses and other current assets	915	(437)
Accounts payable	7,921	14,622
Accrued liabilities	(15,509)	(12,220)
Net cash used in operating activities	(35,148)	(29,730)
Cash flows from investing activities:		
Additions to property, plant and equipment	(3,426)	(3,241)
Investment in product development costs	(1,229)	(546)
Proceeds from sale of assets	100	-
Net cash used in investing activities	(4,555)	(3,787)
Cash flows from financing activities:		
Proceeds from bank borrowings	53,297	17,975
Repayment of bank borrowings	(34,660)	(14,057)
Earnout payment for acquisition	(343)	-
Net cash provided by financing activities	18,294	3,918
Effect of exchange rate changes on cash	(176)	88
Net increase/(decrease) in cash and cash equivalents	(21,585)	(29,511)
Cash and cash equivalents, beginning of period	31,861	35,097
Cash and cash equivalents, end of period	$ 10,276	$ 5,586

Fiscal 2018 Outlook: Reconciliation to Non-GAAP

School Specialty

The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY18 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ 29.4	$ 34.3
Plus:		
Depreciation and amortization	21.2	21.2
Restructuring-related costs	2.6	2.6
Stock-based compensation expense	1.9	1.9
Adjusted EBITDA	$ 55.1	$ 60.0

	Leveraged Free Cash Flow Outlook
Cash provided by operations	$ 44.9
Cash used in investing	(21.1)
Leveraged Free cash flow	$ 23.8

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, equity value, expectations, plans, or prospects, including the information regarding our Fiscal 2018 financial and performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 30, 2017, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; purchase accounting deferred revenue adjustment; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; other; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized term loan debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged and Unleveraged Free Cash Flow relevant supplemental measures of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three-months ended March 31, 2018 and April 1, 2017 and projected Fiscal 2018 Adjusted EBITDA to projected Fiscal 2018 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the three-months ended March 31, 2018 and April 1, 2017; and, (iii) Total Debt to GAAP Total Debt as of March 31, 2018, April 1, 2017, March 26, 2016 and March 28, 2015 is included in this 2018 Q1 Investor Update dated May 9, 2018.